                                                                    EXHIBIT 12.1

                              DISCOVERY ZONE, INC

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS)

                                                                                   SEVEN MONTHS     FIVE MONTHS
                                                                                   ENDED JULY 31  ENDED DECEMBER
                                                                                       1997          31, 1997
                                                                                   -------------  ---------------
Income (loss) before taxes on income.............................................        (5,453)       (27,966)
Adjustments:
  fixed charges..................................................................         3,249          6,076
                                                                                   -------------       -------
Earnings before taxes and fixed charges as adjusted..............................        (2,204)       (21,890)
                                                                                   -------------       -------
                                                                                   -------------       -------
Fixed Charges:
  Interest incurred..............................................................         3,249          6,076
  Portion of rent expense which represents interest factor.......................       --              --
                                                                                   -------------       -------
Total fixed charges..............................................................         3,249          6,076
                                                                                   -------------       -------
                                                                                   -------------       -------
Ratio of earnings to fixed charges...............................................       --              --
                                                                                   -------------       -------
                                                                                   -------------       -------

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                   ------------------------------
                                                                                       1995            1996
                                                                                   -------------  ---------------
Income (loss) before taxes on income.............................................      (445,245)       (83,834)
Adjustments:
  fixed charges..................................................................        12,226          6,277
                                                                                   -------------       -------
Earnings before taxes and fixed charges as adjusted..............................      (433,019)       (77,557)
                                                                                   -------------       -------
                                                                                   -------------       -------
Fixed Charges:
  Interest incurred..............................................................         5,137          6,277
  Portion of rent expense which represents interest factor.......................       --              --
                                                                                   -------------       -------
Total fixed charges..............................................................         5,137          6,277
                                                                                   -------------       -------
                                                                                   -------------       -------
Ratio of earnings to fixed charges...............................................       --              --
                                                                                   -------------       -------
                                                                                   -------------       -------